THE COMPANIES LAW (2003 REVISION)
                        ---------------------------------

                            COMPANY LIMITED BY SHARES
                            -------------------------

                              AMENDED AND RESTATED

                             ARTICLES OF ASSOCIATION

                                       OF

                            SCOTTISH RE GROUP LIMITED
                    (as adopted to incorporate the amendments
                      made by Special Resolutions passed on
             14th December, 2001, 2nd May, 2002 and 7th April, 2005)


1. In these Articles Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

     "Affiliate"         has the meaning ascribed  thereto in Rule 144
                         promulgated  under the Securities Act.

     "Articles"          means these Articles as originally framed or as from
                         time to time altered by Special Resolution.

     "Auditors"          means the persons for the time being  performing the
                         duties of auditors of the Company.

     "Business Day"      means any day, other than a Saturday, a Sunday or any
                         day in which banks in George Town, Cayman Islands or the city of New York, United States are authorised or obligated by law or executive order to close.

     "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Articles to a provision of the Code or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation.

     "Company"           means the above-named Company.

     "Controlled Shares" in reference to any person means:


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                         (a)  all shares of the Company directly, indirectly or
                              constructively owned by such person within the meaning of Section 958 of the Code; or

                         (b) all shares of the Company directly, indirectly or beneficially owned by such person within the meaning of Section 13(d) of the Exchange Act (including any shares beneficially owned by any group of persons as so defined and including any shares that would otherwise be excluded by the provisions of Section 13(d)(6) thereof) and the rules and regulations thereunder, as amended from time to time (including any shares that would otherwise be excluded by the provisions of Rule 13d-4 thereof).

                              Notwithstanding anything contained in these
                              Articles to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, the definition of Controlled Shares contained in this
                              Article 1.

     "debenture"         means debenture stock, mortgages, bonds and any other
                         such securities of the Company whether constituting a charge on the assets of the Company or not.

     "Directors"         means the directors for the time being of the Company.

     "dividend"          includes bonus.

     "Exchange Act"      means the United States Securities Exchange Act of 1934
                         as amended from time to time or any federal statute from time to time in effect that has replaced such statute, and any reference in these Articles to a provision of the Exchange Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation.

     "Fair Market Value" means, with respect to a repurchase of any shares of the Company in accordance with these Articles, (i) if such shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such shares on such exchange (or in such quotation system), or, if such shares are listed on (or quoted in) more than one exchange
                         (or quotation system), the average closing sale price of the shares on the principal securities exchange

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                                        3

                         (or quotation system) on which such shares are then traded, or, if such shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last five trading days immediately preceding the day on which notice of the repurchase of such shares is sent pursuant to these Articles or (ii) if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by one independent nationally recognized investment banking firm chosen by the Company and reasonably satisfactory to the Member whose shares are to be so repurchased by the Company, provided that the calculation of the Fair Market Value of the shares made by such appointed investment banking firm (i) shall not include any discount relating to the absence of a public trading market for, or any transfer restrictions on such shares, and (ii) such calculation shall be final and the fees and expenses stemming from such calculation shall be borne by the Company or its assignee, as the case may be.

     "Member" shall bear the meaning as ascribed to it in the Statute.

     "month"             means calendar month.

     "Ordinary Share"    means the ordinary shares of US$0.01 par value each in
                         the authorised capital of the Company issued subject to and in accordance with the provisions of the Statute and of these Articles and having the rights provided for under these Articles.

     "Person" means any individual, company, corporation, firm, partnership, trust or any other business, entity or person, whether or not recognized as constituting a separate legal entity.

     "Preferred Share"   means the preferred shares of US$0.01 par value each in
                         the authorised capital of the Company issued subject to and in accordance with the provisions of the Statute and of these Articles and having the rights provided for under these Articles.

     "paid-up"           means paid-up and/or credited as paid-up.

     "registered office" means the registered office for the time being of the
                         Company.

     "Seal" means the common seal of the Company and includes every duplicate seal.


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                                        4

     "Secretary"         includes an Assistant Secretary and any person
                         appointed to perform the duties of Secretary of the Company.

     "Securities Act"    means the United States Securities Act of 1933 as
                         amended from time to time or any federal statute from time to time in effect which has replaced such statute, and any reference in these Articles to a provision of the Securities Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation.

     "share" includes any Ordinary Share or Preferred Share and any fraction of a share.

     "Special
      Resolution"        has the same meaning as in the Statute and includes a
                         resolution approved in writing as described therein.

     "Statute"           means the Companies Law of the Cayman Islands as
                         amended and every statutory modification or re-enactment thereof for the time being in force.

     "subsidiary"        with respect to any Person, means a company, more than
                         fifty percent (50%) (or, in the case of a wholly owned subsidiary, one hundred percent (100%)) of the outstanding Voting Shares of which are owned, directly or indirectly, by such Person or by one or more other subsidiaries of such Person, or any such Person and one or more other subsidiaries.

     "10% Shareholder"   means a Person who owns, in the aggregate, (i)
                         directly, indirectly or constructively within the meaning of Section 958 of the Code or (ii) directly, indirectly or beneficially within the meaning of
                         Section 13(d) of the Exchange Act (including any shares beneficially owned by any group of persons as so defined and including any shares that would otherwise be excluded by the provisions of Section 13(d)(6) thereof) and the rules and regulations thereunder, as amended from time to time (including any shares that would otherwise be excluded by the provisions of Rule
                         13d-4 thereof) issued shares of the Company representing ten percent (10%) or more of the total combined voting rights attaching to the issued shares of the Company.


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                                        5

     "Unadjusted Basis"  when used with respect to the aggregate voting rights held by any Member, refers to the determination of such rights without reference to the provisions relating to the adjustment of voting rights contained in
                         Article 47.

     "United States"     means the United States of America and dependent
                         territories or any part thereof.

     "United States
      Person" means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership that is, as to the United States, a domestic corporation or partnership and (iii) an estate or trust that is subject to United States Federal income tax on its income regardless of its source.

     "Voting Share"       of any Person means any share in such Person
                          conferring voting rights on the holder thereof (other than such voting rights as would exist solely in relation to a proposal to alter or vary the rights attaching to such shares solely upon the future occurrence of a contingency or voting rights attaching solely by virtue of the provisions of the Statute).

     "written" and
     "in writing"        include all modes of representing or reproducing words
                         in visible form.

     Words importing the singular number only include the plural number and vice-versa.

     Words importing the masculine gender only include the feminine gender.

2. The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3. The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

                             CERTIFICATES FOR SHARES
                             -----------------------

4. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new


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                                        6

certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process.

5. Notwithstanding Article 4 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$l.00) or such less sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

                                 ISSUE OF SHARES
                                 ---------------

6. (a) Subject to the provisions, if any, in that behalf in the Memorandum of Association and in these Articles, including Article 6(b) and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares (including without limitation Preferred Shares) of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. Unless otherwise determined by the Directors the authorised share capital shall be represented by Ordinary Shares with respective rights as set forth in sub-paragraph (c) below, and other classes or series of shares with respective rights to be determined upon the creation thereof by action of the Directors from time to time as set forth in sub-paragraph (d) below.

     (b) Notwithstanding Article 6(a) of these Articles, the Company shall not issue any shares in a manner that the Board of Directors of the Company believes would cause, by reason of such issuance, the total Controlled Shares of any Person to equal or exceed 10% of a class of the Company's shares; provided, however, that this provision shall not apply to (i) the issuance of shares to Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant Banking II-A C.V., 55th Street Partners II (Cayman) L.P., Cypress Side-by-Side Cayman L.P. (the "Cypress Purchasers") and any other Shareholder (as such capitalized term is determined by the Board of Directors by reference to the definition of such term in the Shareholders' Agreement by and among the Company and the Cypress Purchasers dated as of December 31, 2004) (together with the Cypress Purchasers, the "Cypress Entities" and each, a "Cypress Entity") in such amount so that the Cypress Entities' Controlled Shares do not exceed 24.9% of a class of the Company's shares and (ii) any issuance of shares to a person acting as an underwriter in the ordinary course of its business, purchasing such shares pursuant to a purchase agreement to which the company is a party, for resale.

     (c) Unless otherwise determined by the Directors the Ordinary Shares shall have the following rights:

          (i) Dividends. The holders of Ordinary Shares shall be entitled to receive dividends declared in accordance with these Articles.


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                                        7

          (ii) Liquidation. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after there shall have been paid or set aside for payment to creditors and to the holders of any outstanding shares ranking senior to the Ordinary Shares as to distribution on liquidation, distribution or winding up, the full amounts to which they shall be entitled, the holders of the then outstanding Ordinary Shares shall be entitled to receive, pro rata according to the number of Ordinary Shares registered in the names of such Members, any remaining assets of the Company available for distribution to its Members; provided, if, at such time, the holder of Ordinary Shares has any outstanding debts, liabilities or engagements to or with the Company (whether presently payable or not), either alone or jointly with any other person, whether a Member or not, (including, without limitation, any liability associated with the unpaid purchase price of such Ordinary Shares), the liquidator appointed to oversee the liquidation of the Company shall deduct from the amount payable in respect of such Ordinary Shares the aggregate amount of such debts, liabilities and engagements and apply such amount to any of such holder's debts, liabilities or engagements to or with the Company (whether presently payable or not). The liquidator may distribute, in kind, to the holders of the Ordinary Shares remaining assets of the Company or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity and receive payment therefor in cash, shares or obligations of such other corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received, and may distribute the consideration received or any balance or proceeds thereof to holders of the Ordinary Shares.

         (iii) Voting. Each outstanding Ordinary Share of the Company shall be entitled to one vote per share (subject to Article 47) and the holder thereof shall be entitled to notice of, to attend, and to vote at, General Meetings of the Company in accordance with these Articles.

          (iv) Reservation of Ordinary Shares. Such numbers of Ordinary Shares as may from time to time be required for such purpose shall be reserved for issuance upon exercise of any options or warrants to purchase Ordinary Shares.

          (v) Preemptive Rights. No holder of Ordinary Shares of the Company shall, by reason of such holding, have any preemptive right to subscribe to any additional issue of shares of any class or series nor to any security convertible, exercisable or exchangeable into such shares.

          (vi) Redemption. Any issued and outstanding Ordinary Shares shall be redeemable in such circumstances and on such terms as shall be agreed by the Directors and the holder thereof, subject always to the laws of the Cayman Islands, and the Directors may deduct from the redemption price for such shares the aggregate amount of any outstanding debts, liabilities and


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                                       8

               engagements to or with the Company (whether presently payable or not) by the holder of such shares, either alone or jointly with any other person, whether a Member or not. Without limiting the foregoing, the Company may, from time to time, purchase or redeem all or part of the Ordinary Shares of any Member, whether or not the Company has made a similar offer to all or any of the other Members; notwithstanding the foregoing, the Company shall not redeem or purchase any Ordinary Shares in a manner that the Board of Directors believes would cause, by reason of such redemption or purchase, the total Controlled Shares of any Person to equal or exceed 10% of a class of the Company's shares.

     (d) The Directors are authorized, without obtaining any vote or consent of the holders of any class or series of shares of the Company unless expressly provided by the terms of issue of such class or series, subject to any limitations prescribed by law, to provide from time to time for the issuance of other classes or series of shares, and in accordance with applicable procedures of the Statute, to establish the characteristics of each class or series including, without limitation, the following:

          (i) the number of shares of that class or series, which may subsequently be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Directors, and the distinctive designation thereof;

          (ii) the voting powers (subject to Article 47), full or limited, if any, of the shares of that class or series;

         (iii) the rights in respect of dividends on the shares of that class or series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that class or series and any limitations, restrictions or conditions on the payment of dividends;

          (iv) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that class or series, which the holders of the shares of that class or series shall be entitled to receive upon any liquidation, dissolution or winding up of the Company;

          (v) the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the shares of that class or series may be redeemed, and any limitations, restrictions or conditions on such redemption; provided that any provision for redemption of any class or series of shares issued pursuant to this Article 6(d) shall be restricted by the condition that the Company shall not redeem or purchase any shares of any such class or series in a manner that the Board of Directors believes would cause, by


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                                        9

               reason of such redemption or purchase, the total Controlled Shares of any Person to equal or exceed 10% of a class of the Company's shares;

          (vi) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that class or series;

         (vii) the terms, if any, upon which the shares of that class or series shall be convertible into or exercisable or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by the Company;

        (viii) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Company so long as any shares of that class or series are outstanding;

          (ix) restrictions on the issuance of shares of the same series or any other series; and

          (x) any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law or the provisions of this Article 6.

     (e) In the event of any conflict, the provisions of this Article 6 shall override the provisions of any other Article of these presents.

     (f) Unless otherwise specified by the Board of Directors, any shares which have been called, redeemed or otherwise repurchased by the Company shall have the status of authorised but unissued shares and may be subsequently issued for valid consideration.

     (g) The Directors shall have the fullest powers permitted by law to pay all or any redemption monies in respect of any shares out of the Company's share capital and share premium accounts.

     (h) To the extent required to comply with Section 32(1) of the Companies Law, the Company shall not issue bearer shares, certificates or coupons.

7. The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to


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                                       10

issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

                               TRANSFER OF SHARES
                               ------------------

8. The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor (and, in the case of a partly paid share, by the transferee) and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

9. (a) Subject to the Statute, this Article 9 and such other of the restrictions contained in these Articles and elsewhere as may be applicable, and except, in the case of any shares other than the Ordinary Shares, as may otherwise by provided by the terms of issuance thereof, any Member may sell, assign, transfer or otherwise dispose of shares of the Company at the time owned by it and, upon receipt of a duly executed form of transfer in writing, the Directors shall procure the timely registration of the same. If the Directors refuse to register a transfer for any reason, they shall notify the proposed transferor and transferee within thirty days of such refusal.

     (b) Except with respect to transfers of the Company's shares executed on any recognized securities exchange or inter-dealer quotation system, including without limitation the New York Stock Exchange and the Nasdaq National Market, the Directors shall decline to register a transfer of shares if the Directors have reason to believe that the effect of such transfer would be to increase the number of total Controlled Shares of any Person to ten percent (10%) or any higher percentage of a class of the Company's shares on an Unadjusted Basis. Notwithstanding the foregoing, the Cypress Entities shall each be permitted to transfer shares of the Company to another Cypress Entity, provided that the Controlled Shares of the Cypress Entities in the aggregate do not exceed 24.9% of a class of the Company's shares.

     (c) Except with respect to transfers of the Company's shares executed on any recognized securities exchange or inter-dealer quotation system, including without limitation the New York Stock Exchange and the Nasdaq National Market, the Directors may, in their absolute and unfettered discretion, decline to register the transfer of any shares if the Directors have reason to believe (i) that such transfer may expose the Company, any subsidiary thereof, any Member or any Person insured or reinsured or proposing to be insured or reinsured by the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such transfer under the Securities Act or under any blue sky or other United States state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected (provided, however, that in this case (ii) the Directors shall be entitled to request and rely on an opinion of counsel to the transferor or the transferee, in form and substance satisfactory to the Directors, that no such approval or consent is required and no such violation would occur, and the Directors shall not be obligated to register any transfer absent the receipt of such an opinion).

     (d) Without limiting the foregoing, the Board shall decline to approve or register a transfer of shares unless all applicable consents, authorizations, permissions or approvals of any governmental body or agency in the Cayman Islands, the United States or any other applicable


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                                       11

jurisdiction required to be obtained prior to such transfer shall have been obtained.

     (e) The Directors may require any Member, or any Person proposing to acquire shares of the Company, to certify or otherwise provide information in writing as to such matters as the Directors may require for the purpose of giving effect to Articles 6(b), 6(c)(vi), 9(b), 9(c), 9(d), 9(f), 9(g), 89(a)
and 89(b), including as to such Person's status as a United States Person, its Controlled Shares and other matters of the kind contemplated by Article 47. Such request shall be made by written notice and the certification or other information required shall be provided to such place and within such period (not less than ten (10) Business Days after such notice is given unless the Directors and such Member or proposed acquiror otherwise agree) as the Directors may designate in such request. If any Member or proposed acquiror does not respond to any such request by the Directors as requested, or if the Directors have reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Directors may decline to register any transfer or to effect any issuance or purchase of shares to which such request relates.

     (f) With respect to a transfer of the Company's shares executed on any recognized securities exchange or inter-dealer quotation system, including without limitation the New York Stock Exchange and the Nasdaq National Market, if the Directors have reason to believe that the effect of such transfer would be to increase the total number of Controlled Shares of any Person to ten percent (10%) or any higher percentage of a class of the Company's shares on an Unadjusted Basis, the Directors may, in their absolute and unfettered discretion, within ten (10) Business Days of learning of such transfer, cause a notice to be delivered to such Person demanding that such Person surrender to an agent designated by the Directors certificates representing the shares and any dividends or distributions that the Person has received as a result of owning the shares. Such a Person who has resold the shares before receiving such notice will be required to transfer to the agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for the shares, together with any dividends or distributions that the transferee received from the Company. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the agent will use its best efforts to sell such shares and any non-cash dividends or distributions to the extent tradable as marketable securities in an arm's-length transaction on any recognized securities exchange or inter-dealer quotation system, including without limitation the New York Stock Exchange and the Nasdaq National Market. After applying the proceeds from such sale toward reimbursing the transferee for the price paid for the shares, the agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the Code that the Directors designate. The proceeds of any such sale by the agent or the surrender of dividends or distributions will not inure to the benefit of the Company or the agent, but such amounts may be used to reimburse expenses incurred by the agent in performing its duties.

     (g) With respect to a transfer of the Company's shares executed on any recognized securities exchange or inter-dealer quotation system, including without limitation the New York Stock Exchange and the Nasdaq National Market, if the Directors have reason to believe that such transfer may expose the Company, any subsidiary thereof, any Member or any Person insured or reinsured or proposing to be insured or reinsured by to the Company or any such


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                                       12

subsidiary to adverse tax or regulatory treatment in any jurisdiction, the Directors may, in their absolute and unfettered discretion, within ten (10) Business Days of learning of such transfer, cause a notice to be delivered to such person demanding that such Person surrender to an agent designated by the Directors certificates representing the shares and any dividends or distributions that the Person has received as a result of owning the shares. A Person who has resold the shares before receiving such notice will be required to transfer to the agent the proceeds of the sale, to the extent such proceeds exceed the amount that the Person paid for the shares, together with any dividends or distributions that the Person received from the Company. As soon as practicable after receiving the shares and any dividends or distributions that the Person received, the agent will use its best efforts to sell such shares and any non-cash dividends or distributions to the extent tradable as marketable securities in an arm's-length transaction on any recognized securities exchange or inter-dealer quotation system, including without limitation the New York Stock Exchange and the Nasdaq National Market. After applying the proceeds from such sale toward reimbursing the Person for the price paid for the shares, the agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the Code that the Directors designate. The proceeds of any such sale by the agent or the surrender of dividends or distributions will not inure to the benefit of the Company or the agent, but such amounts may be used to reimburse expenses incurred by the agent in performing its duties.

     (h) Notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote, voting together as a single class, shall be required to pass validly a Special Resolution to amend or repeal, or adopt any provision inconsistent with, this Article 9.

10. The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five days in any year.

                                REDEEMABLE SHARES
                                -----------------

11. (a) Subject to the provisions of the Statute, the Memorandum of Association and these Articles (including Articles 6(c)(vi) and 6(d)(v)), shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

     (b) Subject to the provisions of the Statute, the Memorandum of Association, and these Articles (including Articles 6(c)(vi) and 6(d)(v)), the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorised by the Company in general meeting and may make payment therefor in any manner authorised by the Statute, including out of capital.

                          VARIATION OF RIGHTS OF SHARES
                          -----------------------------

12. (a) If at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or series, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class or series provided that no such Special Resolution shall be effective unless the holders of at least a majority of the issued shares of the class or series vote in favour of such Special Resolution.

     (b) The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except that the necessary quorum shall be one person holding or representing by proxy at least a majority of the issued shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll.

     (c) Class or series meetings and class or series votes may only be called at the direction of the Directors. Nothing in this Article 12 gives any Member or group of Members the right to call a class or series meeting or demand a class or series vote.

13. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. The rights of the holders of Ordinary Shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights, which may be effected by the Directors as provided in these Articles without any vote or consent of the holders of Ordinary Shares.

                          COMMISSION ON SALE OF SHARES
                          ----------------------------

14. The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

                            NON-RECOGNITION OF TRUSTS
                            -------------------------

15. No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

                                 LIEN ON SHARES
                                 --------------

16. The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company's lien (if any) thereon. The Company's lien (if any) on a share shall extend to all dividends, redemptions or other monies payable in respect thereof.

17. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy. Effective upon such sale, any certificate representing such shares prior to such sale shall be cancelled, whether or not it was actually delivered to the Company.

18. To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19. The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

                                 CALL ON SHARES
                                 --------------

20. (a) The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by instalments.

     (b) A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

     (c) The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

21. If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

22. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

23. The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

24. (a) The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven per cent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

     (b) No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

                              FORFEITURE OF SHARES
                              --------------------

25. (a) If a Member fails to pay any call or instalment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, instalment or payment remains unpaid, give notice requiring payment of so much of the call, instalment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

     (b) If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

     (c) A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

26. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

27. A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

28. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

                     REGISTRATION OF EMPOWERING INSTRUMENTS
                     --------------------------------------

29. The Company shall be entitled to charge a fee not exceeding one dollar (US$l.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

                             TRANSMISSION OF SHARES
                             ----------------------

30. In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

31. (a) Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

     (b) If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

32. A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

                AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF
              LOCATION OF REGISTERED OFFICE & ALTERATION OF CAPITAL
              -----------------------------------------------------

33. (a) Subject to and in so far as permitted by the provisions of the Statute, the Company may from time to time by Special Resolution alter or amend its Memorandum of Association and may, without restricting the generality of the foregoing:

          (i) increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

          (ii) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

         (iii) by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

          (iv) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

     (b) All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

     (c) Subject to the provisions of the Statute, the Company may by Special Resolution change its name or alter its objects.

     (d) Without prejudice to Article 11 hereof and subject to the provisions of the Statute, the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

     (e) Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

                CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE
                -------------------------------------------------

34. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case forty days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

35. In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

36. If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                 GENERAL MEETING
                                 ---------------

37. (a) Subject to paragraph (c) hereof, the Company shall within one year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in May of each year at ten o'clock in the morning.

     (b) At these meetings the report of the Directors (if any) shall be presented.

     (c) If the Company is exempted as defined in the Statute it may but shall not be obliged to hold an annual general meeting.

38. (a) Except as otherwise required by law, and subject to the terms of any class or series of shares issued by the Company having a preference over the Ordinary Shares as to dividends or upon liquidation to elect directors in specified circumstances, extraordinary general meetings of the Members of the Company may be called only by (i) a majority of the Directors or (ii) at the request in writing of Members owning at least fifty percent (50%) of the outstanding shares generally entitled to vote, subject, in the case of clause
(ii), to the following:

          (i) The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

          (ii) If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

         (iii) A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

     (b) Any action required or permitted to be taken by the Members of the Company must be taken at a duly called annual or extraordinary general meeting of the Members of the Company and may not be taken by consent in writing or otherwise.

     (c) Notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares generally entitled to vote, voting together as a single class, shall be required to pass validly a Special Resolution to amend or repeal, or adopt any provision inconsistent with, this Article 38.

                           NOTICE OF GENERAL MEETINGS
                           --------------------------

39. Not less than ten (10) days nor more than sixty (60) days written notice shall be given of an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Article 38 have been complied with, be deemed to have been duly convened if it is so agreed:

     (a) in the case of a general meeting called as an annual general meeting by all the Members entitled to attend and vote thereat or their proxies; and

     (b) in the case of any other general meeting by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than seventy-five per cent in nominal value or in the case of shares without nominal or par value seventy-five per cent of the shares in issue, or their proxies.

40. The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS
                         -------------------------------

41. (a) No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business; the quorum required for a general meeting of the Members is the presence in person or by proxy of Members holding at least 50% of the issued and outstanding shares entitled to vote at such meeting provided, however, that no quorum shall exist for the purpose of considering or passing any Special Resolution unless the Members present in person or by proxy shall hold at least sixty-six and two-thirds percent (66-2/3%) of the issued and outstanding shares of the Company entitled to vote at such meeting.

     (b) If a Member desires to submit a proposal for consideration at an annual general meeting or extraordinary general meeting, or to nominate persons for election as Directors at any general meeting duly called for the election of Directors, written notice of such Member's intent to make such a proposal or nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company not later than (i) with respect to an annual general meeting of Members, sixty (60) days prior to the anniversary date of the immediately preceding annual general meeting, and (ii) with respect to an extraordinary general meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first sent or given to Members. Each notice shall describe the proposal or nomination in sufficient detail for a proposal or nomination to be summarized on the agenda for the meeting and shall set forth (i) the name and address, as it appears on the books of the Company, of the Member who intends to make the proposal or nomination;
(ii) a representation that the Member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (iii) the class and number of shares of the Company which are beneficially owned by the Member. In addition, in the case of a Member's proposal, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the Member in such business.

     (c) In the case of a nomination of any person for election as a Director, the notice shall set forth: (i) the name and address of any person to be nominated; (ii) a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons pursuant to which the nomination or nominations are to be made by the Member); (iii) such other information regarding such nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act, whether or not the Company is then subject to such Regulation; and (iv) the consent of each nominee to serve as a Director of the Company, if so elected. The Chairman of the annual general meeting or extraordinary general meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure, and any such proposal or nomination not properly brought before the meeting shall not be considered.

     (d) Notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote, voting together as a single class, shall be required to pass validly a Special Resolution to amend or repeal, or adopt any provision inconsistent with, this Article 41.

     (e) An Ordinary Resolution shall require the vote of a majority of such shares as, being entitled to do so, vote in person or by proxy at any general meeting at which the required quorum is present in person or by proxy, voting together as a single class.

42. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

43. The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

44. If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

45. The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

46. A vote demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A vote demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a vote has been demanded or is contingent thereon may be proceeded with pending the taking of the vote.

                                VOTES OF MEMBERS
                                ----------------

47. (a) (i) Subject to Article 6, every Member of record present in person or by proxy shall have one vote for each issued and outstanding Ordinary Share registered in his name in the register; PROVIDED THAT, subject to the following provisions of this Article 47, if and for so long as the number of Controlled Shares of any Person other than a Cypress Entity would constitute 10% or more of the total combined voting rights attaching to the issued shares of the Company (calculated after giving effect to any prior reductions in voting rights attaching to Controlled Shares of other persons as provided in this Article 47), or the total number of Controlled Shares of the Cypress Entities would constitute 25% or more of the total combined voting rights attaching to the issued Shares of the

Company (calculated after giving effect to any prior reductions in voting rights attaching to Controlled Shares of other persons as provided in this Article 47), each such issued Controlled Share, regardless of the identity of the registered holder thereof, shall confer only a fraction of a vote as determined by the following formula (the "Formula"):

          (T-C)/(XxC)

Where: "T" is the aggregate number of votes conferred by all the issued shares immediately prior to that application of the Formula adjusted to take into account any prior reduction taken with respect to any other Member pursuant to
Article 47(d) as at the same date;

          "C" is the number of issued Controlled Shares attributable to such Person;

          "X" is (i) 9.1 if such Person is any Person other than a Cypress Entity or (ii) 3.016 if the Formula is being applied to determine the reduction in total combined voting rights attributable to the total number of Controlled Shares of the Cypress Entities.

     (b) The Directors may, by notice in writing, require any Member to provide within not less than ten Business Days, complete and accurate information to the registered office or such other place as the Directors may designate in respect of any or all of the following matters:

          (i) the number of shares in which such Member is legally or beneficially interested;

          (ii) the Persons who are beneficially interested in shares in respect of which such Member is the registered holder;

         (iii) the relationship, association or affiliation with such Member with any other Member or Person whether by means of common control or ownership or otherwise; or

          (iv) any other facts or matters which the Directors may consider relevant to the determination of the number of Controlled Shares attributable to any Person.

     (c) If any Member does not respond to any notice given pursuant to Article 47(b) above within the time specified therein or the Directors shall have reason to believe that any information provided in relation thereto is incomplete or inaccurate, the Directors may determine that the votes attaching to any Controlled Shares of such Member shall be disregarded for all purposes until such time as a response (or additional response) to such notice reasonably satisfactory to the Directors has been received as specified therein.

     (d) The Formula shall be applied successively as many times as may be necessary to ensure that no Person other than a Cypress Entity shall be a 10% Shareholder at any time, and that the voting rights attached to the Controlled Shares of the Cypress Entities shall not exceed 24.9% at any time. For the purposes of determining the votes exercisable by Members as at any date, the Formula shall be applied first to the votes of

Controlled Shares attributable to the Person to whom the greatest number of Controlled Shares are attributed and successively to the Controlled Shares attributable to them, in each case calculations being made on the basis of the aggregate number of votes conferred by the issued shares as at such date as reduced by the application of the Formula to any larger number of Controlled Shares as at such date.

     (e) Notwithstanding the provisions of Articles 47(a) and (d) above, having applied the provisions thereof as best as they consider reasonably practicable, the Directors may make such final adjustments to the aggregate number of votes attaching to the shares of any Member that they consider fair and reasonable in all the circumstances to ensure that no Person other than a Cypress Entity shall be a 10% Shareholder at any time, and that the voting rights attached to the Controlled Shares of the Cypress Entities shall not exceed 24.9% at any time.

     (f) Notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote, voting together as a single class, shall be required to pass validly a Special Resolution to amend or repeal, or adopt any provision inconsistent with, this Article 47.

48. In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

49. No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

50. A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

51. No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

52.  Votes may be given either personally or by proxy.

                                     PROXIES
                                     -------

53. The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

54. The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

55. The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

56. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

57. Any corporation which is a Member of record of the Company may in accordance with its Articles or in the absence of such provision by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

58. Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

                                    DIRECTORS
                                    ---------

59. (a) There shall be a Board of Directors consisting of not less than one or more than twelve persons (exclusive of alternate Directors) PROVIDED HOWEVER that the Company may from time to time by ordinary resolution increase or reduce the limits in the number of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the subscribers of the Memorandum of Association or a majority of them. Thereafter, the Directors shall have the exclusive power and right to set the exact number of Directors within that range from time to time by resolution adopted by the vote of a majority of the Directors present at a meeting at which a quorum is present, or by unanimous written consent. The Directors shall be divided into three classes, as nearly equal as possible, designated by Class I, Class II and Class III. Initially, Class I Directors shall be elected for a term expiring at the 1999 annual general meeting of Members, Class II Directors for a term expiring at the 2000 annual general meeting of Members and Class III Directors for a term expiring at the 2001 annual general meeting of Members. At each succeeding annual general meeting of Members, successors to Directors whose terms expire at that annual general meeting shall be of the same class as the Directors they succeed and shall be elected for three-year terms. If the number of Directors is decreased by resolution of the Board of Directors pursuant to this Article 59, in no case shall that decrease shorten the term of any incumbent Director.

     (b) A Director shall hold office until the annual general meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of Directors and any other vacancy on the Board of Directors, however caused, may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected by one or more Directors to fill a newly created directorship or other vacancy shall, without regard to the class in which the vacancy occurred, hold office until the next succeeding annual general meeting of Members and until his or her successor shall have been elected and qualified. The term of a Director elected by Members to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other Directors of the same class.

     (c) One or more or all of the Directors of the Company may be removed but only with cause and only by Special Resolution.

     (d) Advance notice of nominations for the election of Directors, other than nominations by the Board of Directors or a committee thereof, shall be given to the Company in the manner provided in Article 41 of these Articles.

     (e) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of shares issued by the Company shall have the right, voting separately by class or series, to elect Directors at an annual general meeting or extraordinary general meeting of Members, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of these Articles. Directors so elected shall not be divided into classes and shall be elected by such holders annually unless expressly provided otherwise by those provisions or resolutions, and, during the prescribed terms of office of those Directors, the Board of Directors shall consist of a number of Directors equal to the number of those Directors plus the number of Directors determined as provided in the first paragraph of this
Article 59.

     (f) Notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares generally entitled to vote, voting together as a single class, shall be required to pass validly a Special Resolution to amend or repeal, or adopt any provision inconsistent with, this Article 59.

60. The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

61. The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

62. A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

63. A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

64. A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

65. A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

66. No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

67. A general notice that a Director or alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under
Article 66 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

                               ALTERNATE DIRECTORS
                               -------------------

68. Subject to the exception contained in Article 76, a Director who expects to be unable to attend Directors' Meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

                         POWERS AND DUTIES OF DIRECTORS
                         ------------------------------

69. (a) The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, required to be exercised by the Company in general meeting subject nevertheless to any of these regulations, to the provisions of the Statute and to such regulations being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by the Company in general meeting PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

     (b) In addition to any approval by Members required by the Statute or any other law of the Cayman Islands, the approval of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote, voting together as a single class, at a meeting called for such purpose, shall be required in order for the Company:

          (i)  to merge, consolidate or amalgamate with another company;

          (ii) to reorganize or reconstruct itself pursuant to a plan sanctioned by the Cayman Islands courts; or

         (iii) to sell, lease or exchange all or substantially all of the assets of the Company;

         provided that the foregoing approval by Members shall not apply to any such transaction of the Company with any entity which the Company, directly or indirectly, controls, as defined in Rule 405 under the Securities Act.

     (c) Notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote, voting together as a single class, shall be required to pass validly a Special Resolution to amend or repeal, or adopt any provision inconsistent with, this Article 69.

70. The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

71. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

72. The Directors shall cause minutes to be made in books provided for the purpose:

     (a)  of all appointments of officers made by the Directors;

     (b) of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

     (c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

73. The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

74. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

                                   MANAGEMENT
                                   ----------

75. (a) The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

     (b) The Directors from time to time and at any time may establish any committees, local boards or agencies (which may consist of one or more persons) for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

     (c) The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

     (d) Any such delegates as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretions for the time being vested in them.

                               MANAGING DIRECTORS
                               ------------------

76. The Directors may, from time to time, appoint one or more of their body (but not an alternate Director) to the office of Managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they may think fit but his appointment shall be subject to termination ipso facto if he ceases from any cause to be a Director and no alternate Director appointed by him can act in his stead as a Director or Managing Director.

77. The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                            PROCEEDINGS OF DIRECTORS
                            ------------------------

78. Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting. In case of an equality of votes, the Chairman shall have a second or casting vote.

79. A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least two days' notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and PROVIDED FURTHER if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The provisions of Article 40 shall apply mutatis mutandis with respect to notices of meetings of Directors.

80. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be two, a Director and his appointed alternate Director being considered only one person for this purpose, PROVIDED ALWAYS that if there shall at any time be only a sole Director the quorum shall be one. For the purposes of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

81. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

82. The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

83. The Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors (including Alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

84. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a second or casting vote.

85. All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

86. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

87. (a) A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

     (b) The provisions of Articles 53-56 shall mutatis mutandis apply to the appointment of proxies by Directors.

                         VACATION OF OFFICE OF DIRECTOR
                         ------------------------------

88.  The office of a Director shall be vacated:

     (a) if he gives notice in writing to the Company that he resigns the office of Director;

     (b) if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

     (c) if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

     (d)  if he is found a lunatic or becomes of unsound mind; and

     (e)  if removed in accordance with Article 59.

                           UNILATERAL REPURCHASE RIGHT
                           ---------------------------

89. (a) Subject to the Statute, if the Board in its absolute and unfettered discretion, on behalf of the Company, determines that share ownership by any Member may result in adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any of the Members or any Person insured or reinsured or proposing to be insured or reinsured by the Company or any of its subsidiaries, the Company will have the option, but not the obligation, to repurchase all or part of the shares held by such Member (to the extent the Board, in the reasonable exercise of its discretion, determines it is necessary to avoid or cure such adverse consequences) for immediately available funds in an amount equal to the Fair Market Value of such shares (the "Repurchase Price"); on the date the Company sends the Repurchase Notice referred to below; provided, that the Board will use reasonable efforts to exercise this option equally among similarly situated Members (to the extent possible under the circumstances). In that event, the Company will also be entitled to direct the Member mandatorily to sell and transfer his shares to a third party or parties (including one or more of the other Members) for an amount equal to the Repurchase Price. Each Member shall be bound by the determination, by the Company to repurchase or direct the sale and transfer of such Member's shares and, if so required by the Company, shall sell and transfer the number of shares that the Company requires it to sell and transfer.

     In the event that the Company determines to repurchase or direct the sale and transfer of any such shares, the Company shall provide each Member concerned with written notice of such determination (a "Repurchase Notice") at least seven
(7) calendar days prior to such repurchase or sale and transfer or such shorter period as each such Member may authorize, specifying the date on which any such shares are to be repurchased or sold and the Repurchase Price. The Company may revoke the Repurchase Notice at any time before it (or its assignee(s)) pays for the shares. Neither the Company nor its assignee(s) shall be obliged to give general notice to the Members of any intention to purchase or the conclusion of any purchase of shares. Payment of the Repurchase Price by the Company or its designee(s) shall be by wire transfer or certified check and made at a closing to be held no less than seven (7) calendar days after receipt of the Repurchase Notice by the Member.

     (b) If the Company redeems or purchases shares or directs the sale and transfer of such shares pursuant to this Article 89, it shall do so only in a manner the Board believes would not result, upon consummation of such redemption or purchase, in the total number of Controlled Shares of any Person other than a Cypress Entity, increasing to ten percent (10%) or any higher percentage of a class of the Company's shares on an Unadjusted Basis or the total number of Controlled Shares of the Cypress Entities increasing to twenty-five percent (25%) or any higher percentage of a class of the Company's shares on a Unadjusted Basis.

                              PRESUMPTION OF ASSENT
                              ---------------------

90. A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

                                      SEAL
                                      ----

91. (a) The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

     (b) The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

     (c) A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

                                    OFFICERS
                                    --------

92. The Company may have a President, a Secretary or Secretary-Treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

                      DIVIDENDS, DISTRIBUTIONS AND RESERVE
                      ------------------------------------

93. Subject to the Statute, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor.

94. The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

95. No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the share premium account or as otherwise permitted by the Statute.

96. Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

97. The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

98. The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

99. Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

100. No dividend or distribution shall bear interest against the Company.

                                 CAPITALISATION
                                 --------------

101. The Company may upon the recommendation of the Directors by ordinary resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

                                BOOKS OF ACCOUNT
                                ----------------

102. The Directors shall cause proper books of account to be kept with respect to:

     (a) all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

     (b)  all sales and purchases of goods by the Company;

     (c)  the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

103. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

104. The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

                                      AUDIT
                                      -----

105. The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

106. The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

107. Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

108. Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

                                     NOTICES
                                     -------

109. Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex or telecopy to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.

110. (a) Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of sixty hours after the letter containing the same is posted as aforesaid.

     (b) Where a notice is sent by cable, telex, or telecopy, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organisation and to have been effected on the day the same is sent as aforesaid.

111. A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

112. A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

113. Notice of every general meeting shall be given in any manner hereinbefore authorised to:

     (a) every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members;

     (b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting; and

No other person shall be entitled to receive notices of general meetings.

                                   WINDING UP
                                   ----------

114. If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

115. If the Company shall be wound up, and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

                                    INDEMNITY
                                    ---------

116. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by applicable law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (b) of this Article 116 with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Company.

     (b) If a claim under paragraph (a) of this Article 116 is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct which make it permissible under applicable law for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel or Members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth under applicable law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or Members) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Following any "change of control" of the Company of the type required to be reported under Item 1 of Form 8-K promulgated under the Exchange Act, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the claimant which independent legal counsel shall be retained by the Board of Directors on behalf of the Company.

     (d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article 116 shall not be exclusive of any other right which any person may have or hereafter acquire under the Statute, the Articles of Association, the Memorandum of Association, agreement, vote of Members or disinterested directors or otherwise.

     (e) The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under applicable law.

     (f) The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Company to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors, officers and employees of the Company.

     (g) The right to indemnification conferred in this Article 116 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if applicable law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, with limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article 116 or otherwise.

     (h) Any amendment or repeal of this Article 116 shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

     (i) Directors of the Company shall have no personal liability to the Company or its Members for monetary damages for breach of fiduciary or other duties as a director, except (i) for any breach of a director's duty of loyalty to the Company or its Members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a payment of a dividend on stock of the Company or a purchase or redemption of stock of the Company in violation of law, or (iv) for any transaction from which a director derived an improper personal benefit.

                                 FINANCIAL YEAR
                                 --------------

117. Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

                             AMENDMENTS OF ARTICLES
                             ----------------------

118. Subject to the Statute, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

                         TRANSFER BY WAY OF CONTINUATION
                         -------------------------------

119. If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.